Exhibit 99.12

CONSENT OF WELLS FARGO SECURITIES, LLC

Fairmount Santrol Holdings Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

Attention: Board of Directors

RE:	Proxy Statement / Prospectus the (“Proxy Statement/Prospectus”) of Fairmount Santrol Holdings Inc. (“Fairmount Santrol”), which forms part of the Registration Statement on Form S-4 of Unimin Corporation (the “Registration Statement”)

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 11, 2017, to the Board of Directors of Fairmount Santrol as Annex B to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of Fairmount Santrol’s Financial Advisor,” “RISK FACTORS— The fairness opinion obtained by Fairmount Santrol from its financial advisor reflects the fairness of the Merger Consideration, from a financial point of view, only as of the date of the opinion, and will not be updated to reflect changes in circumstances from the signing of the Merger Agreement in December 2017 through the closing of the Merger,” “THE MERGER—Background of Merger,” “THE MERGER—Fairmount Santrol’s Reasons for the Merger,” “THE MERGER—Opinion of Fairmount Santrol’s Financial Advisor,” “THE MERGER—Certain Unaudited Financial Forecasts of Fairmount Santrol and Unimin” and “GLOSSARY OF TERMS AND ABBREVIATIONS.”

The foregoing consent applies only the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 17, 2018

/s/ WELLS FARGO SECURITIES, LLC

WELLS FARGO SECURITIES, LLC